Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Record Fourth Quarter 2021 Results

ORLANDO, Fla. (March 1, 2022) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its fourth quarter 2021 results.

Fourth Quarter 2021 Results1

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Total contract sales in the fourth quarter were $521 million, 85% of pro-forma combined Q4 2019 contract sales.
•
Member count increased for the sixth straight quarter. Net Owner Growth (NOG) for the Legacy-HGV business for the 12 months ended Dec. 31, 2021, was 1.6%, and Diamond added 1,600 net new members in the quarter.
•
Total revenues for the fourth quarter were $838 million compared to $212 million for the same period in 2020.
•
Total revenues were affected by a deferral of $34 million in the current period compared to a deferral of $21 million in the same period in 2020.
•
Net income for the fourth quarter was $75 million compared to ($154) million net loss for the same period in 2020.
•
Net income was affected by a net deferral of $17 million in the current period compared to a net deferral of $11 million in the same period in 2020.
•
Diluted EPS for the fourth quarter was $0.62 compared to ($1.81) for the same period in 2020.
•
Diluted EPS was affected by a net deferral of $17 million in the current period compared to a net deferral of $11 million in the same period in 2020, or ($0.14) and ($0.13) per share in the current period and the same period in 2020, respectively.
•
Adjusted EBITDA for the fourth quarter was $264 million compared to $24 million for the same period in 2020.
•
Adjusted EBITDA and Legacy-HGV Adjusted EBITDA were affected by a net deferral of $17 million in the current period compared to a net deferral of $11 million in the same period in 2020.
•
In connection with the Company’s amended capital structure and confidence with cash flow generation, the Company is revising the target net leverage range to be 2.0x to 3.0x from the prior stated range of 1.5x to 2.0x, which was set in late 2018.

Full Year 2022 Outlook

•
Deferral Adjusted EBITDA is projected to be $915 million to $935 million.

“We ended 2021 on a solid note, capping one of the most eventful years in HGV’s history,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Not only did we close the transformational acquisition of Diamond Resorts, but we exceeded expectations while overcoming numerous pandemic-related challenges. 2022 will be another significant year where we lay the groundwork for the long-term success of HGV and our new Hilton Vacation Club brand, and we’re off to a great start. Remodeling is well underway at our sales centers and properties ahead of the upcoming launch of our new membership program. We’re making great progress on our integration, and we just held our first successful LPGA Tournament of Champions under the HGV brand. Looking forward, I’m optimistic about the trends we’re seeing in the business, and I’m encouraged by the momentum that we’re carrying into the months ahead."

____________________

1 The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Diamond Acquisition

On Aug. 2, 2021, HGV completed the acquisition of Dakota Holdings, Inc., the parent company of Diamond Resorts International (“Diamond”), (the “Diamond Acquisition”). The Company completed the acquisition by exchanging 100% of the outstanding equity interests of Diamond for shares of HGV common stock. Pre-existing HGV shareholders owned approximately 72% of the combined company after giving effect to the Diamond Acquisition, with certain funds controlled by Apollo Global Management Inc. (the "Apollo Funds") and other minority shareholders, who previously owned 100% of Diamond, holding the remaining 28% at the time the Diamond Acquisition was completed.

Diamond also operates in the hospitality and vacation ownership industry, with a worldwide resort network of global vacation destinations. Diamond’s portfolio consists of resort properties (the “Portfolio Properties”) that Diamond manages, which are included in one of Diamond's single- and multi-use trusts (collectively, the “Diamond Collections”), or are Diamond-branded resorts in which Diamond owns inventory. In addition, there are affiliated resorts and hotels, that Diamond does not manage, and those properties do not carry the Diamond brand. However, the properties are a part of Diamond's network through THE Club® and other Club offerings (the “Diamond Clubs”), which are available for its members to use as vacation destinations.

Diamond’s operations primarily consist of: VOI sales and financing, which includes marketing and sales of VOIs and consumer financing for purchasers of the Company's VOIs; operations related to the management of the homeowners associations (the “HOAs”) for resort properties and the Diamond Collections, operating and managing points-based vacations clubs, and operation of certain resort amenities and management services.

The financial results in this report include Diamond’s results of operations beginning on Aug. 2, 2021. The Company refers to Diamond's business and operations that were acquired as “Legacy-Diamond” or “Diamond,” and HGV's operations as “Legacy-HGV,” which is inclusive of operations that existed both prior to and following the Diamond Acquisition.

COVID-19 Update

As of Dec. 31, 2021, all of the Company's resorts and nearly all of the Company's sales centers that were previously closed due to the COVID-19 pandemic were fully open and operating, although some were operating in markets that still have capacity constraints, social distancing requirements and other safety measures, which are impacting consumer demand for resorts in those markets. The Company plans to continue its normal business as conditions permit, but there can be no assurance that such positive trends will continue or that there will not be any increases of new infections or new variants (such as the Delta and Omicron variants) that may result in the reimposition of social distancing measures and/or restrictions in certain jurisdictions, as well as travel restrictions that may impede or reverse the Company's recovery.

Overview

For the quarter ended Dec. 31, 2021, diluted EPS was $0.62 compared to ($1.81) for the quarter ended Dec. 31, 2020. Net income and Adjusted EBITDA were $75 million and $264 million, respectively, for the quarter ended Dec. 31, 2021, compared to net loss and Adjusted EBITDA of ($154) million and $24 million, respectively, for the quarter ended Dec. 31, 2020. Total revenues for the quarter ended Dec. 31, 2021, were $838 million compared to $212 million for the quarter ended Dec. 31, 2020.

Net income and Adjusted EBITDA for the quarter ended Dec. 31, 2021, included a net deferral of $17 million relating to sales of intervals at Maui Bay Villas Phase IB and The Beach Resort Sesoko Phase II, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2022 when it expects to complete these projects and recognize the net deferral impacts.

Consolidated Segment Highlights – Fourth Quarter 2021

Real Estate Sales and Financing

For the quarter ended Dec. 31, 2021, Real Estate Sales and Financing segment revenues were $475 million, an increase of $359 million compared to the quarter ended Dec. 31, 2020. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $185 million and 38.9%, respectively, for the quarter ended Dec. 31, 2021, compared to $17 million and 14.7%, respectively, for the quarter ended Dec. 31, 2020. Results in the fourth quarter of 2021 improved due to an increase in tour flow related to an improvement in travel demand versus the prior year, as well as the reopening of properties that had paused operations last year due to the COVID-19 pandemic. Results also reflect Diamond's contribution of $151 million to Sales of VOIs, net, and $100 million to segment Adjusted EBITDA for the quarter ended Dec. 31, 2021.

Real Estate Sales and Financing segment adjusted EBITDA reflects a reduction of $17 million due to the deferral of sales and related expenses of VOIs under construction in the fourth quarter of 2021. These deferrals were related sales of intervals at Maui Bay Villas Phase IB and The Beach Resort Sesoko Phase II projects for the quarter ended Dec. 31, 2021, and compare to $11 million net deferrals related to Ocean Tower Phase II, Maui Bay Villas Phase I and The Beach Resort Sesoko Phase I projects for the quarter ended Dec. 31, 2020.

Contract sales for the quarter ended Dec. 31, 2021, increased $389 million to $521 million, including $188 million contributed by Diamond, compared to the quarter ended Dec. 31, 2020. For the quarter ended Dec. 31, 2021, tours increased by 303% and VPG decreased 1% compared to the quarter ended Dec. 31, 2020. For the quarter ended Dec. 31, 2021, fee-for-service contract sales represented 26% of contract sales compared to 45% for the quarter ended Dec. 31, 2020, reflecting the addition of Diamond’s owned-inventory sales model.

Financing revenues for the quarter ended Dec. 31, 2021, increased by $18 million compared to the quarter ended Dec. 31, 2020. This was driven primarily by a $16 million increase related to interest income on the timeshare financing receivables portfolio acquired with Diamond. Additionally, the Company experienced an increase in the timeshare financing receivables balance along with an increase in weighted average interest rate for the portfolio of 170 basis points as of Dec. 31, 2021 compared to Dec. 31, 2020.

Resort Operations and Club Management

For the quarter ended Dec. 31, 2021, Resort Operations and Club Management segment revenue was $297 million, an increase of $230 million compared to the quarter ended Dec. 31, 2020. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $141 million and 47.5%, respectively, for the quarter ended Dec. 31, 2021, compared to $36 million and 53.7%, respectively, for the quarter ended Dec. 31, 2020. Compared to the prior-year period, results in the fourth quarter of 2021 increased due to the addition of Diamond's resort network and member base, along with an increase in the number of transactions compared to the same period in 2020, which more than offset the increases in segment operating expenses.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $13 billion at current pricing.

The total pipeline includes approximately $7 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining approximately $6 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 83% of the Company’s total pipeline. Approximately 55% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 17% of the Company’s total pipeline. Approximately 47% of the fee-for-service inventory pipeline is currently available for sale. Diamond does not have a fee-for-service business.

With 23% of the pipeline consisting of just-in-time inventory and 17% consisting of fee-for-service inventory, capital-efficient inventory represents 40% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $695 million as of Dec. 31, 2021, including $263 million of restricted cash.

As of Dec. 31, 2021, the Company had $2,913 million of corporate debt, net outstanding with a weighted average interest rate of 4.05% and $1,328 million of non-recourse debt, net outstanding with a weighted average interest rate of 2.88%.

As of Dec. 31, 2021, the Company’s liquidity position consisted of $432 million of unrestricted cash and $699 million remaining borrowing capacity under the revolver facility. In addition, HGV has $461 million remaining borrowing capacity in total under the Timeshare Facility, and conduit facilities due in 2023 and 2024. HGV has $74 million of mortgage notes that are available to be securitized, and another $219 million of mortgage notes are expected to become eligible as soon as they meet typical milestones including receipt of first payment, deeding, or recording.

Free cash flow was $118 million for the quarter ended Dec. 31, 2021, compared to ($16) million for the same period in the prior year. Adjusted free cash flow was $189 million for the quarter ended Dec. 31, 2021, compared to ($88) million for the same period in the prior year. Adjusted free cash flow for the quarter ended Dec. 31, 2021 includes add-backs of $28 million related to the Diamond Acquisition.

As of Dec. 31, 2021, the Company’s total net leverage on a pro-forma trailing 12-month basis was approximately 3.20x, not giving effect to anticipated synergies. Inclusive of anticipated synergies, HGV was at 3.00x total net leverage on a pro-forma trailing 12-month basis.

Subsequent Events

Subsequent to Dec. 31, 2021, HGV repaid the full $133 million combined principal balance outstanding at Dec. 31, 2021, of both conduit facilities, comprised of $125 million on the conduit facility due in 2023 and $8 million due on the conduit facility due in 2024.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Net Construction Deferral Activity

	2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs (deferrals) recognitions	$(32)	$(42)	$241	$(34)	$133
Cost of VOI sales (deferrals) recognitions(1)	(10)	(13)	73	(12)	38
Sales and marketing expense (deferrals) recognitions	(4)	(7)	35	(5)	19
Net construction (deferrals) recognitions(2)	$(18)	$(22)	$133	$(17)	$76

Net (loss) income	$(7)	$9	99	$75	$176
Interest expense	15	17	42	31	105
Income tax (benefit) expense	(6)	3	49	47	93
Depreciation and amortization	11	12	48	55	126
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	238	208	501
Other loss, net	1	1	20	4	26
Share-based compensation expense	4	14	14	16	48
Acquisition and integration-related expense	15	14	54	23	106
Impairment expense	1	—	1	—	2
Other adjustment items(3)	7	—	13	13	33
Adjusted EBITDA	$42	$70	$340	$264	$716

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs (deferrals) recognitions	$(47)	$(4)	$(13)	$(21)	$(85)
Cost of VOI sales (deferrals) recognitions(1)	(13)	—	(4)	(6)	(23)
Sales and marketing expense (deferrals) recognitions	(7)	(1)	(1)	(4)	(13)
Net construction (deferrals) recognitions(2)	$(27)	$(3)	$(8)	$(11)	$(49)

Net income (loss)	$8	$(48)	$(7)	$(154)	(201)
Interest expense	10	12	10	11	43
Income tax expense (benefit)	1	(8)	(5)	(67)	(79)
Depreciation and amortization	12	11	11	11	45
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	(199)	(190)
Other (gain) loss, net	(2)	3	(1)	(3)	(3)
Share-based compensation expense	(2)	6	6	5	15
Impairment expense	—	—	—	209	209
Other adjustment items(3)	5	5	4	12	26
Adjusted EBITDA	$33	$(19)	$19	$24	$57

(1) Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.

(2) The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction for the three and twelve months ended Dec. 31, 2021 and 2020.

(3) For the three and twelve months ended Dec. 31, 2021 and 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items. For the three and twelve months ended Dec. 31, 2021, these amounts also include the amortization of premiums and discounts resulting from purchase accounting.

Conference Call

Hilton Grand Vacations will host a conference call on March 1, 2022, at 11 a.m. (ET) to discuss fourth quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available within 24 hours after the teleconference’s completion through March 8, 2022. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13726008 A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV's revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include: risks that HGV may not realize the expected cost savings, synergies, growth and other benefits from the Diamond Acquisition or that the costs related to the Diamond Acquisition are greater than anticipated; risks that there may be significant costs and expenses associated with liabilities related to the Diamond business that were either unknown or are greater than those anticipated at the time of the Diamond Acquisition; risks that HGV may not be successful in integrating the Diamond business into all aspects of HGV's business and operations or that the integration will take longer than anticipated; the potential magnification of HGV's operational risks as a result of the Diamond Acquisition and integration of the Diamond business; risks related to disruption of management’s attention from HGV’s ongoing business operations due to its efforts to integrate Diamond into HGV; any adverse effect of the Diamond Acquisition on HGV’s reputation, relationships, operating results and business generally; the continuing impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness, especially in light of the significant amount of indebtedness HGV incurred to complete the Diamond Acquisition; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables (including those financing receivables related to the Diamond business); the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of HGV’s license agreement with Hilton; the integration of Diamond’s operations as part of HGV’s overall brand that is governed by the terms of HGV’s license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of HGV's information technology systems and HGV’s ability to maintain data security; regulatory proceedings or litigation; adequacy of HGV’s workforce to meet its business and operation needs; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be updated from time to time in HGV’s, quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 710,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency translations; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
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EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•
EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•
EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
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EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
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EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
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EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products (points-based, just-in-time, developed, and fee-for-service) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended Dec. 31, 2021, for additional information on Sales of VOIs, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.

Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Important Note About the Presentation

We refer to Diamond's business and operations that we acquired as "Legacy-Diamond", and our business and operations that existed both prior to and following the Diamond Acquisition as "Legacy-HGV." The Legacy-HGV business operations remain consistent for three and twelve months ended Dec. 31, 2021 and three and twelve months ended Dec. 31, 2020, respectively. Consolidated results for the three and twelve months ended Dec. 31, 2020 only include Legacy-HGV as the Diamond Acquisition closed subsequent to this period. For comparative purposes, the change for the consolidated results three and twelve months ended Dec. 31, 2020 to Legacy-HGV results for the three and twelve months ended Dec. 31, 2021 has been included within the tables below.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONSOLIDATED BALANCE SHEETS	T-2
CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)	T-7
REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING PROFIT DETAIL SCHEDULE	T-10
RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2021	2020

ASSETS
Cash and cash equivalents	$432	$428
Restricted cash	263	98
Accounts receivable, net	302	119
Timeshare financing receivables, net	1,747	974
Inventory	1,240	702
Property and equipment, net	756	501
Operating lease right-of-use assets, net	70	52
Investments in unconsolidated affiliates	59	51
Goodwill	1,377	—
Intangible assets, net	1,441	81
Land and infrastructure held for sale	41	41
Other assets	280	87
TOTAL ASSETS	$8,008	$3,134
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$673	$252
Advanced deposits	112	117
Debt, net	2,913	1,159
Non-recourse debt, net	1,328	766
Operating lease liabilities	87	67
Deferred revenues	237	262
Deferred income tax liabilities	670	137
Total liabilities	6,020	2,760

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 119,904,001 and 85,205,012 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,630	192
Accumulated retained earnings	357	181
Accumulated other comprehensive income	—	—
Total equity	1,988	374
TOTAL LIABILITIES AND EQUITY	$8,008	$3,134

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenues
Sales of VOIs, net	$286	$28	$883	$108
Sales, marketing, brand and other fees	133	50	385	221
Financing	56	38	183	165
Resort and club management	148	44	340	166
Rental and ancillary services	144	20	342	97
Cost reimbursements	71	32	202	137
Total revenues	838	212	2,335	894
Expenses
Cost of VOI sales	59	7	213	28
Sales and marketing	221	84	653	381
Financing	22	14	65	53
Resort and club management	35	9	80	36
Rental and ancillary services	116	22	267	107
General and administrative	59	27	151	92
Acquisition and integration-related expense	23	—	106	—
Depreciation and amortization	55	11	126	45
License fee expense	23	12	80	51
Impairment expense	—	209	2	209
Cost reimbursements	71	32	202	137
Total operating expenses	684	427	1,945	1,139
Interest expense	(31)	(11)	(105)	(43)
Equity in earnings from unconsolidated affiliates	3	2	10	5
Other (loss) gain, net	(4)	3	(26)	3
Income (loss) before income taxes	122	(221)	269	(280)
Income tax (expense) benefit	(47)	67	(93)	79
Net income (loss)	$75	$(154)	$176	$(201)
Earnings (loss) per share:
Basic	$0.63	$(1.81)	$1.77	$(2.36)
Diluted	$0.62	$(1.81)	$1.75	$(2.36)

HILTON GRAND VACATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating Activities
Net income (loss)	$75	$(154)	$176	$(201)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55	11	126	45
Amortization of deferred financing costs, acquisition premiums and other	20	5	39	18
Provision for financing receivables losses	44	18	121	75
Impairment expense	—	209	2	209
Other loss (gain), net	7	(1)	14	(1)
Share-based compensation	16	5	48	15
Deferred income tax expense (benefit)	49	(73)	58	(123)
Equity in earnings from unconsolidated affiliates	(3)	(2)	(10)	(5)
Return on investment in unconsolidated affiliates	—	—	2	—
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(22)	(9)	(124)	56
Timeshare financing receivables, net	(56)	20	(92)	107
Inventory	26	(32)	15	(91)
Purchases and development of real estate for future conversion to inventory	(8)	(9)	(33)	(36)
Other assets	(14)	14	48	(11)
Accounts payable, accrued expenses and other	(53)	(8)	(48)	(56)
Advanced deposits	(3)	(2)	(8)	2
Deferred revenues	(1)	1	(166)	76
Net cash provided by (used in) operating activities	132	(7)	168	79
Investing Activities
Acquisition of Diamond, net of cash and restricted cash acquired	(7)	—	(1,592)	—
Capital expenditures for property and equipment	(7)	(2)	(18)	(8)
Software capitalization costs	(7)	(7)	(21)	(23)
Investments in unconsolidated affiliates	—	—	—	(2)
Net cash used in investing activities	(21)	(9)	(1,631)	(33)
Financing Activities
Issuance of debt	300	—	2,950	495
Issuance of non-recourse debt	168	—	264	495
Repayment of debt	(311)	(103)	(1,154)	(165)
Repayment of non-recourse debt	(125)	(72)	(359)	(475)
Debt issuance costs	(9)	(1)	(70)	(9)
Repurchase and retirement of common stock	—	—	—	(10)
Payment of withholding taxes on vesting of restricted stock units	(1)	(1)	(6)	(4)
Proceeds from employee stock plan purchases	—	1	1	2
Proceeds from stock option exercises	3	1	13	1
Other financing activity	(1)	—	(3)	(2)
Net cash provided by (used in) financing activities	24	(175)	1,636	328
Effect of foreign currency exchange rates on cash and cash equivalents	(4)	—	(4)	—
Net change in cash, cash equivalents and restricted cash	131	(191)	169	374
Cash, cash equivalents and restricted cash, beginning of period	564	717	526	152
Cash, cash equivalents and restricted cash, end of period	$695	$526	$695	$526

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$132	$(7)	$168	$79
Capital expenditures for property and equipment	(7)	(2)	(18)	(8)
Software capitalization costs	(7)	(7)	(21)	(23)
Free Cash Flow	$118	$(16)	$129	$48
Non-recourse debt activity, net	43	(72)	(95)	20
Acquisition and integration-related expense	19	—	102	—
Other adjustment items(1)	9	—	10	—
Adjusted Free Cash Flow	$189	$(88)	$146	$68

(1) Includes capitalized acquisition and integration-related costs for the three and twelve months ended Dec. 31, 2021.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Revenues:
Real estate sales and financing	$475	$280	$195	$116	$164
Resort operations and club management	297	132	165	67	65
Total segment revenues	772	412	360	183	229
Cost reimbursements	71	43	28	32	11
Intersegment eliminations	(5)	(5)	—	(3)	(2)
Total revenues	$838	$450	$388	$212	$238

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Revenues:
Real estate sales and financing	$1,451	$1,129	$322	$494	$635
Resort operations and club management	700	433	267	276	157
Total segment revenues	2,151	1,562	589	770	792
Cost reimbursements	202	158	44	137	21
Intersegment eliminations	(18)	(18)	—	(13)	(5)
Total revenues	$2,335	$1,702	$633	$894	$808

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Net income (loss)	$75	$13	$62	$(154)	$167
Interest expense	31	31	—	11	20
Income tax expense (benefit)	47	27	20	(67)	94
Depreciation and amortization	55	12	43	11	1
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	—	—	—
EBITDA	208	83	125	(199)	282
Other loss (gain), net	4	3	1	(3)	6
Share-based compensation expense	16	16	—	5	11
Acquisition and integration-related expense	23	18	5	—	18
Impairment expense	—	—	—	209	(209)
Other adjustment items(1)	13	3	10	12	(9)
Adjusted EBITDA	$264	$123	$141	$24	$99

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$185	$85	$100	$17	$68
Resort operations and club management(2)	141	84	57	36	48
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	3	—	2	1
License fee expense	(23)	(23)	—	(12)	(11)
General and administrative(3)	(42)	(26)	(16)	(19)	(7)
Adjusted EBITDA	$264	$123	$141	$24	$99
Adjusted EBITDA profit margin	31.5%	27.3%	36.3%	11.3%
EBITDA profit margin	24.8%	18.4%	32.2%	(93.9)%

(1) For the three months ended Dec. 31, 2021 and 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items. For the three months ended Dec. 31, 2021, these amounts also include the amortization of premiums and discounts resulting from purchase accounting.

(2) Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.

(3) Excludes segment related share-based compensation, depreciation and other adjustment items.

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Net income (loss)	$176	$84	$92	$(201)	$285
Interest expense	105	106	(1)	43	63
Income tax expense (benefit)	93	61	32	(79)	140
Depreciation and amortization	126	46	80	45	1
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1	—	2	(1)
EBITDA	501	298	203	(190)	488
Other loss (gain), net	26	25	1	(3)	28
Share-based compensation expense	48	48	—	15	33
Acquisition and integration-related expense	106	98	8	—	98
Impairment expense	2	2	—	209	(207)
Other adjustment items(1)	33	15	18	26	(11)
Adjusted EBITDA	$716	$486	$230	$57	$429

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$537	$383	$154	$33	$350
Resort operations and club management(2)	353	256	97	136	120
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	11	11	—	7	4
License fee expense	(80)	(80)	—	(51)	(29)
General and administrative(3)	(105)	(84)	(21)	(68)	(16)
Adjusted EBITDA	$716	$486	$230	$57	$429
Adjusted EBITDA profit margin	30.7%	28.6%	36.3%	6.4%
EBITDA profit margin	21.5%	17.5%	32.1%	(21.3)%

(1) For the year ended Dec. 31, 2021 and 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items. For year ended Dec. 31, 2021, these amounts also include the amortization of premiums and discounts resulting from purchase accounting.

(2) Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.

(3) Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Tour flow	116,123	67,675	48,448	28,822	38,853
VPG	$4,294	$4,684	$3,749	$4,319	$365
Owned contract sales mix	74.1%	59.5%	100.0%	55.3%	4.2%
Fee-for-service contract sales mix	25.9%	40.5%	0.0%	44.7%	(4.2)%

Contract sales	$521	$333	$188	$132	$201
Adjustments:
Fee-for-service sales(1)	(135)	(135)	—	(59)	(76)
Provision for financing receivables losses	(44)	(14)	(30)	(18)	4
Reportability and other:
Net (deferral) recognition of sales of VOIs under construction(2)	(34)	(34)	—	(21)	(13)
Fee-for-service sale upgrades, net	6	6	—	3	3
Other(3)	(28)	(21)	(7)	(9)	(12)
Sales of VOIs, net	$286	$135	$151	$28	$107
Plus:
Fee-for-service commissions and brand fees, net	74	74	—	33	41
Sales revenue	360	209	151	61	148
Less:
Cost of VOI sales	59	39	20	7	32
Sales and marketing expense, net(4)	163	99	64	66	33
Real estate profit (loss)	$138	$71	$67	$(12)	$83
Real estate profit margin	38.3%	34.0%	44.4%	(19.7)%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$133	$107	$26	$50	$57
Less:
Marketing revenue and other fees	59	33	26	17	16
Fee-for-service commissions and brand fees, net	74	74	—	33	41

(1) Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.

(2) Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.

(3) Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

(4) Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Tour flow	298,044	216,324	81,720	127,085	89,239
VPG	$4,332	$4,493	$3,904	$3,889	$604
Owned contract sales mix	68.6%	58.5%	100.0%	47.9%	10.6%
Fee-for-service contract sales mix	31.4%	41.5%	0.0%	52.1%	(10.6)%

Contract sales	$1,352	$1,021	$331	$528	$493
Adjustments:
Fee-for-service sales(1)	(424)	(424)	—	(275)	(149)
Provision for financing receivables losses	(121)	(69)	(52)	(75)	6
Reportability and other:
Net recognition (deferral) of sales of VOIs under construction(2)	133	133	—	(85)	218
Fee-for-service sale upgrades, net	14	14	—	16	(2)
Other(3)	(71)	(43)	(28)	(1)	(42)
Sales of VOIs, net	$883	$632	$251	$108	$524
Plus:
Fee-for-service commissions and brand fees, net	236	236	—	164	72
Sales revenue	1,119	868	251	272	596
Less:
Cost of VOI sales	213	181	32	28	153
Sales and marketing expense, net(4)	479	375	104	313	62
Real estate profit (loss)	$427	$312	$115	$(69)	$381
Real estate profit margin	38.2%	35.9%	45.8%	(25.4)%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$385	$348	$37	$221	$127
Less:
Marketing revenue and other fees	149	112	37	57	55
Fee-for-Service commissions and brand fees, net	236	236	—	164	72

(1) Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.

(2) Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.

(3) Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

(4) Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31, 2021		Years Ended December 31, 2021
	2021	2020	2021	2020
Just-In-Time Contract Sales Mix	17%	31%	20%	25%
Fee-For-Service Contract Sales Mix	26%	45%	31%	52%
Total Capital-Efficient Contract Sales Mix(1)	43%	76%	51%	77%

(1) Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Interest income	$49	$33	$16	$33	$—
Other financing revenue	7	5	2	5	—
Financing revenue	56	38	18	38	—
Consumer financing interest expense	8	7	1	8	(1)
Other financing expense	14	7	7	6	1
Financing expense	22	14	8	14	—
Financing profit	$34	$24	$10	$24	$—
Financing profit margin	60.7%	63.2%	55.6%	63.2%

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Interest income	$157	$126	$31	$141	$(15)
Other financing revenue	26	23	3	24	(1)
Financing revenue	183	149	34	165	(16)
Consumer financing interest expense	30	28	2	31	(3)
Other financing expense	35	23	12	22	1
Financing expense	65	51	14	53	(2)
Financing profit	$118	$98	$20	$112	$(14)
Financing profit margin	64.5%	65.8%	58.8%	67.9%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

				Years ended December 31,
				2021	2020
Legacy-HGV total members				332,940	327,760
Legacy-HGV Net Owner Growth (NOG)(1)				5,180	2,241
Legacy-HGV Net Owner Growth % (NOG%)(1)				1.6%	0.7%
Legacy-Diamond total members				166,127
(1) NOG is a twelve-trailing-month concept and thus not calculated for Diamond under HGV's ownership.

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Club management revenue	$70	$50	$20	$26	$24
Resort management revenue	78	19	59	18	1
Resort and club management revenues	148	69	79	44	25
Club management expense	10	7	3	6	1
Resort management expense	25	6	19	3	3
Resort and club management expenses	35	13	22	9	4
Resort and club management profit	$113	$56	$57	$35	$21
Resort and club management profit margin	76.4%	81.2%	72.2%	79.5%

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Club management revenue	$168	$136	$32	$96	$40
Resort management revenue	172	75	97	70	5
Resort and club management revenues	340	211	129	166	45
Club management expense	28	23	5	24	(1)
Resort management expense	52	20	32	12	8
Resort and club management expenses	80	43	37	36	7
Resort and club management profit	$260	$168	$92	$130	$38
Resort and club management profit margin	76.5%	79.6%	71.3%	78.3%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Rental revenues	$131	$53	$78	$19	$34
Ancillary services revenues	13	5	8	1	4
Rental and ancillary services revenues	144	58	86	20	38
Rental expenses	104	31	73	21	10
Ancillary services expense	12	5	7	1	4
Rental and ancillary services expenses	116	36	80	22	14
Rental and ancillary services profit (loss)	$28	$22	$6	$(2)	$24
Rental and ancillary services profit margin	19.4%	37.9%	7.0%	(10.0)%

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Rental revenues	$315	$189	$126	$90	$99
Ancillary services revenues	27	15	12	7	8
Rental and ancillary services revenues	342	204	138	97	107
Rental expenses	242	124	118	98	26
Ancillary services expense	25	16	9	9	7
Rental and ancillary services expenses	267	140	127	107	33
Rental and ancillary services profit (loss)	$75	$64	$11	$(10)	$74
Rental and ancillary services profit margin	21.9%	31.4%	8.0%	(10.3)%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Sales of VOIs, net	$286	$135	$151	$28	$107
Sales, marketing, brand and other fees	133	107	26	50	57
Financing revenue	56	38	18	38	—
Real estate sales and financing segment revenues	475	280	195	116	164
Cost of VOI sales	(59)	(39)	(20)	(7)	(32)
Sales and marketing expense, net	(221)	(139)	(82)	(84)	(55)
Financing expense	(22)	(14)	(8)	(14)	—
Marketing package stays	(5)	(5)	—	(3)	(2)
Share-based compensation	2	2	—	2	—
Other adjustment items	15	—	15	7	(7)
Real estate sales and financing segment adjusted EBITDA	$185	$85	$100	$17	$68
Real estate sales and financing segment adjusted EBITDA profit margin	38.9%	30.4%	51.3%	14.7%

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Sales of VOIs, net	$883	$632	$251	$108	$524
Sales, marketing, brand and other fees	385	348	37	221	127
Financing revenue	183	149	34	165	(16)
Real estate sales and financing segment revenues	1,451	1,129	322	494	635
Cost of VOI sales	(213)	(181)	(32)	(28)	(153)
Sales and marketing expense, net	(653)	(512)	(141)	(381)	(131)
Financing expense	(65)	(51)	(14)	(53)	2
Marketing package stays	(18)	(18)	—	(13)	(5)
Share-based compensation	9	9	—	6	3
Other adjustment items	26	7	19	8	(1)
Real estate sales and financing segment adjusted EBITDA	$537	$383	$154	$33	$350
Real estate sales and financing segment adjusted EBITDA profit margin	37.0%	33.9%	47.8%	6.7%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

			Three Months Ended	Three Months Ended
	Three Months Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Resort and club management revenues	$148	$69	$79	$44	$25
Rental and ancillary services	144	58	86	20	38
Marketing package stays	5	5	—	3	2
Resort and club management segment revenue	297	132	165	67	65
Resort and club management expenses	(35)	(13)	(22)	(9)	(4)
Rental and ancillary services expenses	(116)	(36)	(80)	(22)	(14)
Share-based compensation	2	2	—	—	2
Other adjustment items	(7)	(1)	(6)	—	(1)
Resort and club segment adjusted EBITDA	$141	$84	$57	$36	$48
Resort and club management segment adjusted EBITDA profit margin	47.5%	63.6%	34.5%	53.7%

			151 Days Ended	Year Ended
	Year Ended December 31, 2021		December 31, 2021	December 31, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Legacy-HGV	$
Resort and club management revenues	$340	$211	$129	$166	$45
Rental and ancillary services	342	204	138	97	107
Marketing package stays	18	18	—	13	5
Resort and club management segment revenue	700	433	267	276	157
Resort and club management expenses	(80)	(43)	(37)	(36)	(7)
Rental and ancillary services expenses	(267)	(140)	(127)	(107)	(33)
Share-based compensation	5	5	—	1	4
Other adjustment items	(5)	1	(6)	2	(1)
Resort and club segment adjusted EBITDA	$353	$256	$97	$136	$120
Resort and club management segment adjusted EBITDA profit margin	50.4%	59.1%	36.3%	49.3%